Exhibit 4.2

New West Partnership Trade Agreement (NWPTA)	Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Cover Sheet

IMMUNOPRECISE ANTIBODIES LTD.

Confirmation of Service

Form Filed:	Notice of Change of Directors

Date and Time of Filing:	April 7, 2021 02:27 PM Pacific Time

Name of Company:	IMMUNOPRECISE ANTIBODIES LTD.

Incorporation Number:	C1088362

This package contains:

•	Certified Copy of the Notice of Articles

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

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Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies CAROL PREST

Notice of Articles
BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: April 7, 2021 02:27 PM Pacific Time

Incorporation Number:	C1088362

Recognition Date and Time: Continued into British Columbia on September 2, 2016 10:54 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:
IMMUNOPRECISE ANTIBODIES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1800 - 510 WEST GEORGIA STREET	1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3	VANCOUVER BC V6B 0M3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1800 - 510 WEST GEORGIA STREET	1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3	VANCOUVER BC V6B 0M3
CANADA	CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
ANDREOLA, GIANPAOLO

Mailing Address:	Delivery Address:
UNIT 3204, 4464 MARKHAM STREET	UNIT 3204, 4464 MARKHAM STREET
VICTORIA BC V8Z 7X8	VICTORIA BC V8Z 7X8
CANADA	CANADA

Last Name, First Name, Middle Name:
BURKE, ROBERT

Mailing Address:	Delivery Address:
UNIT 3204, 4464 MARKHAM STREET	UNIT 3204, 4464 MARKHAM STREET
VICTORIA BC V8Z 7X8	VICTORIA BC V8Z 7X8
CANADA	CANADA

Last Name, First Name, Middle Name:
LUNDSTROM, BRIAN

Mailing Address:	Delivery Address:
4837 AMBER VALLEY PKWY, SUITE 11	4837 AMBER VALLEY PKWY, SUITE 11
FARGO ND 58104	FARGO ND 58104
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
SMITH, GREG

Mailing Address:	Delivery Address:
UNIT 3204, 4464 MARKHAM STREET	UNIT 3204, 4464 MARKHAM STREET
VICTORIA BC V8Z 7X8	VICTORIA BC V8Z 7X8
CANADA	CANADA

Last Name, First Name, Middle Name:
KUO, JAMES

Mailing Address:	Delivery Address:
4837 AMBER VALLEY PKWY, SUITE 11	4837 AMBER VALLEY PKWY, SUITE 11
FARGO ND 58104	FARGO ND 58104
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
BATH, JENNIFER

Mailing Address:	Delivery Address:
UNIT 3204, 4464 MARKHAM STREET	UNIT 3204, 4464 MARKHAM STREET
VICTORIA BC V8Z 7X8	VICTORIA BC V8Z 7X8
CANADA	CANADA

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AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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